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                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-4 of CUNA Mutual Life Insurance Company and Subsidiaries of our report dated April 8, 2004 relating to the financial statements of CUNA Mutual Life Insurance Company and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
September 3, 2004